Exhibit 3.1

AMENDED AND RESTATED

BYLAWS

OF

REALTY INCOME CORPORATION

As of March 13, 2018

ARTICLE I

DEFINITIONS

Whenever used in these Bylaws, unless the context otherwise requires, the terms defined in this Article I shall have the following respective meanings:

"ADVISOR" means any Person (other than a director, officer or employee of the Corporation) to whom the Corporation may delegate the responsibility for directing or performing the day-to-day business affairs of the Corporation, including a Person or entity to which an Advisor subcontracts substantially all such functions.

"AFFILIATE" of a Person means (a) any other Person directly or indirectly controlling, controlled by and under common control with such Person, (b) any other Person owning or controlling 10% or more of the outstanding voting securities of such Person, (c) any officer, director or general partner of such Person, or (d) if such Person is an officer, director or general partner, any Person for which such Person acts as an officer, director or general partner.  For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

"ANCILLARY SERVICES" means any business activity rendered in connection with, or incidental to, the Corporation's primary activity of leasing its properties, which generates revenue for the Corporation that would be treated by the IRS as Nonqualifying Income, including, but not limited to, the sale of goods and services to its tenants and others.

"APPRAISED VALUE" means the value of a property as determined by an appraisal made by one or more independent qualified appraisers selected in accordance with procedures established by the Board (and a majority of the Independent Directors as to any proposed acquisition from any Advisor, a director or an officer of the Corporation or any Affiliate thereof).

"ASSISTANT SECRETARIES" has the meaning assigned to such term in Section 10 of Article V hereof.

"BOARD" means the Board of Directors of the Corporation, as constituted from time to time.

"BUSINESS DAY" means any day other than a Saturday, a Sunday or a day on which banking institutions in the State of California are authorized or obligated by law or executive order to close.

"BYLAWS" means the Bylaws of the Corporation, as amended from time to time.

"CHAIRMAN OF THE BOARD" has the meaning assigned to such term in Section 4 of Article V hereof.

"CHARTER" means the charter of Realty Income Corporation, as in effect from time to time.

"CHIEF EXECUTIVE OFFICER" has the meaning assigned to such term in Section 5 of Article V hereof.

"CHIEF OPERATING OFFICER" has the meaning assigned to such term in Section 6 of Article V hereof.

"CODE" means the Internal Revenue Code of 1986, as amended from time to time.

"COMMON STOCK" means the Common Stock of the Corporation, par value $0.01 per share.

"COMPANY PROXY MATERIALS" has the meaning assigned to such term in Section 15(a) of Article III hereof.

"COMPANY SECURITIES" has the meaning assigned to such term in Section 12(a)(3)(iii) of Article III hereof.

"CONFLICTING PROVISIONS" has the meaning assigned to such term in Section 1 of Article XIII hereof.

"CONTESTED ELECTION" has the meaning assigned to such term in Section 8 of Article III hereof.

"CORPORATION" means Realty Income Corporation, a Maryland corporation.

"DELIVERY DATE" has the meaning assigned to such term in Section 3(b)(4) of Article III hereof.

"DTC" has the meaning assigned to such term in Section 15(d)(i) of Article III hereof.

"ELECTION MEETING" has the meaning assigned to such term in Section 8 of Article III hereof.

"ELIGIBLE STOCKHOLDER" has the meaning assigned to such term in Section 15(a) of Article III hereof.

"EMERGENCY" has the meaning assigned to such term in Section 19 of Article IV hereof.

"EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

"FINAL PROXY ACCESS NOMINATION DATE" has the meaning assigned to such term in Section 15(h) of Article III hereof.

"INDEBTEDNESS" of any Person means the principal of, premium, if any, and interest on, (i) all indebtedness of such Person (including Indebtedness of others guaranteed by such Person), incurred or assumed which is (A) for money borrowed or (B) evidenced by a note or similar instrument given in connection with the acquisition of any businesses, properties or assets of any kind and (ii) amendments, renewals, extensions, modifications and refunding of any such indebtedness or obligation.

"INDEPENDENT DIRECTORS" means the directors of the Corporation who are not employees of the Corporation or any Subsidiaries of the Corporation.

"INTERESTED PARTY" has the meaning ascribed to such term in Section 7 of Article VII hereof.

"IRS" means the United States Internal Revenue Service.

"MEETING RECORD DATE" has the meaning assigned to such term in Section 3(b)(4) of Article III hereof.

"MGCL" means the Maryland General Corporation Law or any successor statute.

"MINIMUM HOLDING PERIOD" has the meaning assigned to such term in Section 15(b) of Article III hereof.

"NONQUALIFYING INCOME" means income not described in Section 856(c)(2) of the Code, or any successor provision.

"NOTICE OF BYLAW AMENDMENT PROPOSAL" has the meaning assigned to such term in Article XII.

"NOTICE OF PROXY ACCESS NOMINATION" has the meaning assigned to such term in Section 15(c) of Article III hereof.

"OWN," "OWNED," "OWNING" and other variations thereof have the meanings assigned to such terms in Section 15(b) of Article III hereof.

"PERSON" means an individual, a corporation, REIT, limited partnership, general partnership, joint stock company or an association, a joint venture, trust, bank, trust company, land trust, business trust or an estate, or any other entity and governmental agency and any political subdivision thereof, and also includes a group as that term is defined for purposes of Section 13(d)(3) of the Exchange Act.

"PREFERRED STOCK" means the Preferred Stock of the Corporation, par value $0.01 per share, authorized to be issued in one or more classes or series under the Charter.

"PRESIDENT" has the meaning assigned to such term in Section 7 of Article V.

"PROPOSED NOMINEE" has the meaning assigned to such term in Section 12(a)(3) of Article III hereof.

"PUBLIC ANNOUNCEMENT" has the meaning assigned to such term in Section 12(c)(3) of Article III hereof.

"QUALIFYING FUND FAMILY" has the meaning assigned to such term in Section 15(g) of Article III hereof.

"RECORD DATE REQUEST NOTICE" has the meaning assigned to such term in Section 3(b)(1) of Article III hereof.

"REIT" means a real estate investment trust under Sections 856 to 860 the Code or any successor provisions.

"REIT PROVISIONS OF THE CODE" means Part II, Subchapter M of Chapter 1 of the Code, as now enacted or hereafter amended, or successor statutes, relating to REITs.

"REQUEST RECORD DATE" has the meaning assigned to such term in Section 3(b)(1) of Article III hereof.

"REQUIRED INFORMATION" has the meaning assigned to such term in Section 15(a) of Article III hereof.

"REQUIRED SHARES" has the meaning assigned to such term in Section 15(b) of Article III hereof.

"SECRETARY" has the meaning assigned to such term in Section 9 of Article V.

"SPECIAL MEETING PERCENTAGE" has the meaning assigned to such term in Section 3(b)(2) of Article III hereof.

"SPECIAL MEETING REQUEST" has the meaning assigned to such term in Section 3(b)(2) of Article III hereof.

"STATEMENT" has the meaning assigned to such term in Section 15(a) of Article III hereof.

"STOCKHOLDER ASSOCIATED PERSON" has the meaning assigned to such term in Section 12(a)(6) of Article III hereof.

"STOCKHOLDER NOMINEE" has the meaning assigned to such term in Section 15(a) of Article III hereof.

"STOCKHOLDER-REQUESTED MEETING" has the meaning assigned to such term in Section 3(b)(4) of Article III hereof.

"TREASURER" has the meaning assigned to such term in Section 11 of Article V.

"VICE PRESIDENT" has the meaning assigned to such term in Section 8 of Article V.

ARTICLE II

OFFICES

Section 1.  PRINCIPAL OFFICE.  The principal office of the Corporation shall be located at such place or places as the Board may designate.

Section 2.  ADDITIONAL OFFICES.  The Corporation may have additional offices at such places as the Board may from time to time determine or the business of the Corporation may require.

ARTICLE III

MEETINGS OF STOCKHOLDERS

Section 1.  PLACE.  All meetings of stockholders shall be held at the principal executive office of the Corporation or at such other place as shall be set in accordance with these Bylaws and stated in the notice of the meeting.

Section 2.  ANNUAL MEETING.  An annual meeting of stockholders for the election of directors and the transaction of any business within the powers of the Corporation shall be held on the date and at the time and place set by the Board.

                        Section 3.        SPECIAL MEETINGS.

                        (a)        General.  Each of the Chairman of the Board, Chief Executive Officer, President and Board may call a special meeting of stockholders.  Except as provided in subsection (b)(4) of this Section 3, a special meeting of stockholders shall be held on the date and at the time and place set by the Chairman of the Board, Chief Executive Officer, President or Board, whoever has called the meeting.  Subject to subsection (b) of this Section 3, a special meeting of stockholders shall also be called by the Secretary of the Corporation to act on any matter that may properly be considered at a meeting of stockholders upon the written request of stockholders entitled to cast not less than a majority of all the votes entitled to be cast on such matter at such meeting.

                        (b)        Stockholder-Requested Special Meetings.  (1) Any stockholder of record seeking to have stockholders request a special meeting shall, by sending written notice to the Secretary (the "Record Date Request Notice") by registered mail, return receipt requested, request the Board to fix a record date to determine the stockholders entitled to request a special meeting (the "Request Record Date").  The Record Date Request Notice shall set forth the purpose of the meeting and the matters proposed to be acted on at it, shall be signed by one or more stockholders of record as of the date of signature (or their agents duly authorized in a writing accompanying the Record Date Request Notice), shall bear the date of signature of each such stockholder (or such agent) and shall set forth all information relating to each such stockholder, each individual whom the stockholder proposes to nominate for election or reelection as a director and each matter proposed to be acted on at the meeting that would be required to be disclosed in connection with the solicitation of proxies for the election of directors or the election of each such individual, as applicable, in an election contest (even if an election contest is not involved), or would otherwise be required in connection with such a solicitation, in each case pursuant to Regulation 14A (or any successor provision) under the Exchange Act.  Upon receiving the Record Date Request Notice, the Board may fix a Request Record Date.  The Request Record Date shall not precede and shall not be more than ten days after the close of business on the date on which the resolution fixing the Request Record Date is adopted by the Board.  If the Board, within ten days after the date on which a valid Record Date Request Notice is received, fails to adopt a resolution fixing the Request Record Date, the Request Record Date shall be the close of business on the tenth day after the first date on which a Record Date Request Notice is received by the Secretary.

                                    (2)        In order for any stockholder to request a special meeting to act on any matter that may properly be considered at a meeting of stockholders, one or more written requests for a special meeting (collectively, the "Special Meeting Request") signed by stockholders of record (or their agents duly authorized in a writing accompanying the request) as of the Request Record Date entitled to cast not less than a majority of all of the votes entitled to be cast on such matter at such meeting (the "Special Meeting Percentage") shall be delivered to the Secretary.  In addition, the Special Meeting Request shall (a) set forth the purpose of the meeting and the matters proposed to be acted on at it (which shall be limited to those lawful matters set forth in the Record Date Request Notice received by the Secretary), (b) bear the date of signature of each such stockholder (or such agent) signing the Special Meeting Request, (c) set forth (i) the name and address, as they appear in the Corporation's books, of each stockholder signing such request (or on whose behalf the Special Meeting Request is signed), (ii) the class, series and number of all shares of stock of the Corporation which are owned (beneficially or of record) by each such stockholder and (iii) the nominee holder for, and number of, shares of stock of the Corporation owned beneficially but not of record by such stockholder, (d) be sent to the Secretary by registered mail, return receipt requested, and (e) be received by the Secretary within 60 days after the Request Record Date.  Any requesting stockholder (or agent duly authorized in a writing accompanying the revocation of the Special Meeting Request) may revoke his, her or its request for a special meeting at any time by written revocation delivered to the Secretary.

                                    (3)        The Secretary shall inform the requesting stockholders of the reasonably estimated cost of preparing and mailing or delivering the notice of the meeting (including the Corporation's proxy materials).  The Secretary shall not be required to call a special meeting upon stockholder request and such meeting shall not be held unless, in addition to the documents required by paragraph (2) of this Section 3(b), the Secretary receives payment of such reasonably estimated cost prior to the preparation and mailing or delivery of such notice of the meeting.

                                    (4)        In the case of any special meeting called by the Secretary upon the request of stockholders (a "Stockholder-Requested Meeting"), such meeting shall be held at such place, date and time as may be designated by the Board; provided, however, that the date of any Stockholder-Requested Meeting shall be not more than 90 days after the record date for such meeting (the "Meeting Record Date"); and provided further that if the Board fails to designate, within ten days after the date that a valid Special Meeting Request is actually received by the Secretary (the "Delivery Date"), a date and time for a Stockholder-Requested Meeting, then such meeting shall be held at 2:00 p.m., local time, on the 90th day after the Meeting Record Date or, if such 90th day is not a Business Day, on the first preceding Business Day; and provided further that in the event that the Board fails to designate a place for a Stockholder-Requested Meeting within ten days after the Delivery Date, then such meeting shall be held at the principal executive office of the Corporation.  In fixing a date for a Stockholder-Requested Meeting, the Board may consider such factors as it deems relevant, including, without limitation, the nature of the matters to be considered, the facts and circumstances surrounding any request for the meeting and any plan of the Board to call an annual meeting or a special meeting.  In the case of any Stockholder-Requested Meeting, if the Board fails to fix a Meeting Record Date that is a date within 30 days after the Delivery Date, then the close of business on the 30th day after the Delivery Date shall be the Meeting Record Date.  The Board may revoke the notice for any Stockholder-Requested Meeting in the event that the requesting stockholders fail to comply with the provisions of paragraph (3) of this Section 3(b).

                                    (5)        If written revocations of the Special Meeting Request have been delivered to the Secretary and the result is that stockholders of record (or their agents duly authorized in writing), as of the Request Record Date, entitled to cast less than the Special Meeting Percentage have delivered, and not revoked, requests for a special meeting on the matter to the Secretary:  (i) if the notice of meeting has not already been delivered, the Secretary shall refrain from delivering the notice of the meeting and send to all requesting stockholders who have not revoked such requests written notice of any revocation of a request for a special meeting on the matter, or (ii) if the notice of meeting has been delivered and if the Secretary first sends to all requesting stockholders who have not revoked requests for a special meeting on the matter written notice of any revocation of a request for the special meeting and written notice of the Corporation's intention to revoke the notice of the meeting or for the chairman of the meeting to adjourn the meeting without action on the matter, (A) the Secretary may revoke the notice of the meeting at any time before ten days before the commencement of the meeting or (B) the chairman of the meeting may call the meeting to order and adjourn the meeting without acting on the matter.  Any request for a special meeting received after a revocation by the Secretary of a notice of a meeting shall be considered a request for a new special meeting.

                                    (6)        The Chairman of the Board, Chief Executive Officer, President or Board may appoint regionally or nationally recognized independent inspectors of elections to act as the agent of the Corporation for the purpose of promptly performing a ministerial review of the validity of any purported Special Meeting Request received by the Secretary.  For the purpose of permitting the inspectors to perform such review, no such purported Special Meeting Request shall be deemed to have been received by the Secretary until the earlier of (i) five Business Days after actual receipt by the Secretary of such purported request and (ii) such date as the independent inspectors certify to the Corporation that the valid requests received by the Secretary represent, as of the Request Record Date, stockholders of record entitled to cast not less than the Special Meeting Percentage.  Nothing contained in this paragraph (6) shall in any way be construed to suggest or imply that the Corporation or any stockholder shall not be entitled to contest the validity of any request, whether during or after such five Business Day period, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).

Section 4.  NOTICE.  Not less than ten nor more than 90 days before each meeting of stockholders, the Secretary shall give to each stockholder entitled to vote at such meeting and to each stockholder not entitled to vote who is entitled to notice of the meeting notice in writing or by electronic transmission stating the time and place of the meeting and, in the case of a special meeting or as otherwise may be required by any statute, the purpose for which the meeting is called, by mail, by presenting it to such stockholder personally, by leaving it at the stockholder's residence or usual place of business, by electronic transmission or by any other means permitted by Maryland law.  If mailed, such notice shall be deemed to be given when deposited in the United States mail addressed to the stockholder at the stockholder's address as it appears on the records of the Corporation, with postage thereon prepaid.  If transmitted electronically, such notice shall be deemed to be given when transmitted to the stockholder by an electronic transmission to any address or number of the stockholder at which the stockholder receives electronic transmissions.  The Corporation may give a single notice to all stockholders who share an address, which single notice shall be effective as to any stockholder at such address, unless such stockholder objects to receiving such single notice or revokes a prior consent to receiving such single notice.  Failure to give notice of any meeting to one or more stockholders, or any irregularity in such notice, shall not affect the validity of any meeting fixed in accordance with this Article III or the validity of any proceedings at any such meeting.

Section 5.  SCOPE OF NOTICE.  Subject to Section 12(a) of this Article III, any business of the Corporation may be transacted at an annual meeting of stockholders without being specifically designated in the notice, except such business as is required by any statute to be stated in such notice.  No business shall be transacted at a special meeting of stockholders except as specifically designated in the notice.  The Corporation may postpone or cancel a meeting of stockholders by making a public announcement (as defined in Section 12(c)(3) of this Article III) of such postponement or cancellation prior to the meeting.  Notice of the date, time and place to which the meeting is postponed shall be given not less than ten days prior to such date and otherwise in the manner set forth in this section.

Section 6.  ORGANIZATION AND CONDUCT.  Every meeting of stockholders shall be conducted by an individual appointed by the Board to be chairman of the meeting or, in the absence of such appointment or appointed individual, by the Chairman of the Board or, in the case of a vacancy in the office or absence of the Chairman of the Board, by one of the following officers present at the meeting in the following order:  the Vice Chairman of the Board, if there is one, the Chief Executive Officer, the President, the Vice Presidents in their order of rank and, within each rank, in their order of seniority, the Secretary, or, in the absence of such officers, a chairman chosen by the stockholders by the vote of a majority of the votes cast by stockholders present in person or by proxy.  The Secretary, or, in the case of a vacancy in the office or absence of the Secretary, an Assistant Secretary, or, in the case of a vacancy in the office of Assistant Secretary or the absence of both the Secretary and all Assistant Secretaries, an individual appointed by the Board or, in the absence of such appointment, an individual appointed by the chairman of the meeting shall act as Secretary.  In the event that the Secretary presides at a meeting of stockholders, an Assistant Secretary, or, in the absence of all Assistant Secretaries, an individual appointed by the Board or the chairman of the meeting, shall record the minutes of the meeting.  The order of business and all other matters of procedure at any meeting of stockholders shall be determined by the chairman of the meeting.  The chairman of the meeting may prescribe such rules, regulations and procedures and take such action as, in the discretion of the chairman and without any action by the stockholders, are appropriate for the proper conduct of the meeting, including, without limitation, (a) restricting admission to the time set for the commencement of the meeting; (b) limiting attendance at the meeting to stockholders of record of the Corporation, their duly authorized proxies and such other individuals as the chairman of the meeting may determine; (c) limiting participation at the meeting on any matter to stockholders of record of the Corporation entitled to vote on such matter, their duly authorized proxies and other such individuals as the chairman of the meeting may determine; (d) limiting the time allotted to questions or comments; (e) determining when and for how long the polls should be opened and when the polls should be closed; (f) maintaining order and security at the meeting; (g) removing any stockholder or any other individual who refuses to comply with meeting procedures, rules or guidelines as set forth by the chairman of the meeting; (h) concluding a meeting or recessing or adjourning the meeting, whether or not a quorum is present, to a later date and time and at a place announced at the meeting; and (i) complying with any state and local laws and regulations concerning safety and security.  Unless otherwise determined by the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

Section 7.  QUORUM.  At any meeting of stockholders, the presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at such meeting on any matter shall constitute a quorum; but this section shall not affect any requirement under any statute, the Charter or these Bylaws for the vote necessary for the approval of any matter.   The stockholders present either in person or by proxy, at a meeting which has been duly called and at which a quorum has been established, may continue to transact business until adjournment, notwithstanding the withdrawal from the meeting of enough stockholders to leave fewer than would be required to establish a quorum.  If such quorum is not established at any meeting of the stockholders, the chairman of the meeting may adjourn the meeting sine die or from time to time to a date not more than 120 days after the original record date without notice other than announcement at the meeting.  At such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified.

Section 8.  VOTING.  Each director to be elected by the stockholders of the Corporation shall be elected by the affirmative vote of a majority of the votes cast with respect to such nominee by the holders of shares represented and entitled to vote therefor at a meeting of the stockholders for the election of directors at which a quorum is present (an "Election Meeting"); provided, however, that if the Board determines that the number of nominees exceeds the number of directors to be elected at such meeting (a "Contested Election"), and the Board has not rescinded such determination by the record date for the Election Meeting as initially announced, each of the directors to be elected at the Election Meeting shall be elected by the affirmative vote of a plurality of the votes cast by the holders of shares represented and entitled to vote at such meeting with respect to the election of such director.

For purposes of this Section 8, a "majority of the votes cast" means that the number of votes cast "for" a candidate for director or other action exceeds the number of votes cast "against" that candidate or other action (with "abstentions" and "broker non-votes" not counted as a vote cast either "for" or "against").  In an election other than a Contested Election, stockholders will be given the choice to cast votes "for" or "against" the election of directors or to "abstain" from such vote and shall not have the right to cast any other vote with respect to such election of directors.  In a Contested Election, stockholders will be given the choice to cast "for" or "withhold" votes for the election of directors and shall not have the right to cast any other vote with respect to such election of directors.  In the event an Election Meeting involves the election of directors by separate votes by class or classes or series, the determination as to whether an election constitutes a Contested Election shall be made on a class-by-class or series-by-series basis, as applicable.  A majority of the votes cast at a meeting of stockholders duly called and at which a quorum is present shall be sufficient to approve any other matter which may properly come before the meeting, unless more than a majority of the votes cast is required by statute, the Charter or these Bylaws.  Unless otherwise provided in the Charter, each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders.

Section 9.  PROXIES.  A holder of record of shares of stock of the Corporation may cast votes in person or by proxy executed by the stockholder or by the stockholder's duly authorized agent in any manner permitted by law.  Such proxy or evidence of authorization of such proxy shall be filed with the Secretary of the Corporation before or at the meeting.  No proxy shall be valid more than eleven months after its date unless otherwise provided in the proxy.

Section 10.  VOTING OF STOCK BY CERTAIN HOLDERS.  Stock of the Corporation registered in the name of a corporation, limited liability company, partnership, joint venture, trust or other entity, if entitled to be voted, may be voted by the President or a Vice President, managing member, manager, general partner or trustee thereof, as the case may be, or a proxy appointed by any of the foregoing individuals, unless some other person who has been appointed to vote such stock pursuant to a bylaw or a resolution of the governing body of such corporation or other entity or agreement of the partners of a partnership presents a certified copy of such bylaw, resolution or agreement, in which case such person may vote such stock.  Any trustee or fiduciary, in such capacity, may vote stock registered in such trustee's or fiduciary's name, either in person or by proxy.

                        Shares of stock of the Corporation directly or indirectly owned by it shall not be voted at any meeting and shall not be counted in determining the total number of outstanding shares entitled to be voted at any given time, unless they are held by it in a fiduciary capacity, in which case they may be voted and shall be counted in determining the total number of outstanding shares at any given time.

                        The Board may adopt by resolution a procedure by which a stockholder may certify in writing to the Corporation that any shares of stock registered in the name of the stockholder are held for the account of a specified person other than the stockholder.  The resolution shall set forth the class of stockholders who may make the certification, the purpose for which the certification may be made, the form of certification and the information to be contained in it; if the certification is with respect to a record date, the time after the record date within which the certification must be received by the Corporation; and any other provisions with respect to the procedure which the Board considers necessary or desirable.  On receipt by the Corporation of such certification, the person specified in the certification shall be regarded as, for the purposes set forth in the certification, the holder of record of the specified stock in place of the stockholder who makes the certification.

Section 11.  INSPECTORS.  The Board or the chairman of the meeting may appoint, before or at the meeting, one or more inspectors for the meeting and any successor to the inspector.  Except as otherwise provided by the chairman of the meeting, the inspectors, if any, shall (i) determine the number of shares of stock represented at the meeting, in person or by proxy, and the validity and effect of proxies, (ii) receive and tabulate all votes, ballots or consents, (iii) report such tabulation to the chairman of the meeting, (iv) hear and determine all challenges and questions arising in connection with the right to vote, and (v) do such acts as are proper to fairly conduct the election or vote.  Each such report shall be in writing and signed by the inspector or by a majority of them if there is more than one inspector acting at such meeting.  If there is more than one inspector, the report of a majority shall be the report of the inspectors.  The report of the inspector or inspectors on the number of shares represented at the meeting and the results of the voting shall be prima facie evidence thereof.

Section 12.  ADVANCE NOTICE OF STOCKHOLDER NOMINEES FOR DIRECTOR AND OTHER STOCKHOLDER PROPOSALS.

                        (a)        Annual Meetings of Stockholders.  (1) Nominations of individuals for election to the Board and the proposal of other business to be considered by the stockholders may be made at an annual meeting of stockholders (i) pursuant to the Corporation's notice of meeting, (ii) by or at the direction of the Board or (iii) by any stockholder of the Corporation who was a stockholder of record as of the record date set by the Board for the purpose of determining stockholders entitled to vote at the annual meeting, at the time of giving of notice by the stockholder as provided for in this Section 12(a) and at the time of the annual meeting, who is entitled to vote at the meeting in the election of each individual so nominated or on any such other business and who has complied with this Section 12(a) and, as applicable, with Section 15 of this Article III with respect to qualifying nominations of a Stockholder Nominee pursuant to a Notice of Proxy Access Nomination (each as defined below).

                                    (2)        For any nomination or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of paragraph (a)(1) of this Section 12, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and any such other business must otherwise be a proper matter for action by the stockholders.  To be timely, a stockholder's notice shall set forth all information required under this Section 12 and shall be delivered to the Secretary at the principal executive office of the Corporation not earlier than the 150th day nor later than 5:00 p.m., Pacific Time, on the 120th day prior to the first anniversary of the date of the proxy statement (as defined in Section 12(c)(3) of this Article III) for the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year's annual meeting, in order for notice by the stockholder to be timely, such notice must be so delivered not earlier than the 150th day prior to the date of such annual meeting and not later than 5:00 p.m., Pacific Time, on the later of the 120th day prior to the date of such annual meeting, as originally convened, or the tenth day following the day on which public announcement of the date of such meeting is first made.  The public announcement of a postponement or adjournment of an annual meeting shall not commence a new time period for the giving of a stockholder's notice as described above.

                                    (3)        Such stockholder's notice shall set forth:

                                                (i)         as to each individual whom the stockholder proposes to nominate for election or reelection as a director (each, a "Proposed Nominee"), all information relating to the Proposed Nominee that would be required to be disclosed in connection with the solicitation of proxies for the election of the Proposed Nominee as a director in an election contest (even if an election contest is not involved), or would otherwise be required in connection with such solicitation, in each case pursuant to Regulation 14A (or any successor provision) under the Exchange Act;

                                                (ii)        as to any other business that the stockholder proposes to bring before the meeting, a description of such business, the stockholder's reasons for proposing such business at the meeting and any material interest in such business of such stockholder or any Stockholder Associated Person (as defined below), individually or in the aggregate, including any anticipated benefit to the stockholder or the Stockholder Associated Person therefrom;

                                                (iii)       as to the stockholder giving the notice, any Proposed Nominee and any Stockholder Associated Person,

                                                            (A)       the class, series and number of all shares of stock or other securities of the Corporation or any affiliate thereof (collectively, the "Company Securities"), if any, which are owned (beneficially or of record) by such stockholder, Proposed Nominee or Stockholder Associated Person, the date on which each such Company Security was acquired and the investment intent of such acquisition, and any short interest (including any opportunity to profit or share in any benefit from any decrease in the price of such stock or other security) in any Company Securities of any such person,

                                                            (B)       the nominee holder for, and number of, any Company Securities owned beneficially but not of record by such stockholder, Proposed Nominee or Stockholder Associated Person,

                                                            (C)       whether and the extent to which such stockholder, Proposed Nominee or Stockholder Associated Person, directly or indirectly (through brokers, nominees or otherwise), is subject to or during the last six months has engaged in any hedging, derivative or other transaction or series of transactions or entered into any other agreement, arrangement or understanding (including any short interest, any borrowing or lending of securities or any proxy or voting agreement), the effect or intent of which is to (I) manage risk or benefit of changes in the price of Company Securities for such stockholder, Proposed Nominee or Stockholder Associated Person or (II) increase or decrease the voting power of such stockholder, Proposed Nominee or Stockholder Associated Person in the Corporation or any affiliate thereof disproportionately to such person's economic interest in the Company Securities and

                                                            (D)       any substantial interest, direct or indirect (including, without limitation, any existing or prospective commercial, business or contractual relationship with the Corporation), by security holdings or otherwise, of such stockholder, Proposed Nominee or Stockholder Associated Person, in the Corporation or any affiliate thereof, other than an interest arising from the ownership of Company Securities where such stockholder, Proposed Nominee or Stockholder Associated Person receives no extra or special benefit not shared on a pro rata basis by all other holders of the same class or series;

                                                (iv)       as to the stockholder giving the notice, any Stockholder Associated Person with an interest or ownership referred to in clauses (ii) or (iii) of this paragraph (3) of this Section 12(a) and any Proposed Nominee,

                                                            (A)       the name and address of such stockholder, as they appear on the Corporation's stock ledger, and the current name and business address, if different, of each such Stockholder Associated Person and any Proposed Nominee and

                                                            (B)       the investment strategy or objective, if any, of such stockholder and each such Stockholder Associated Person who is not an individual and a copy of the prospectus, offering memorandum or similar document, if any, provided to investors or potential investors in such stockholder and each such Stockholder Associated Person;

                                                (v)        the name and address of any person who contacted or was contacted by the stockholder giving the notice or any Stockholder Associated Person about the Proposed Nominee or other business proposal prior to the date of such stockholder's notice; and

                                                (vi)       to the extent known by the stockholder giving the notice, the name and address of any other stockholder supporting the nominee for election or reelection as a director or the proposal of other business on the date of such stockholder's notice.

                                    (4)        Such stockholder's notice shall, with respect to any Proposed Nominee, be accompanied by a written undertaking executed by the Proposed Nominee (i) that such Proposed Nominee is not, and will not become, a party to any agreement, arrangement or understanding with any person or entity other than the Corporation in connection with service or action as a director that has not been disclosed to the Corporation; and (ii) attaching a completed Proposed Nominee questionnaire (which questionnaire shall be provided by the Corporation, upon request, to the stockholder providing the notice and shall be in substantially the same form as the Corporation's then-current D&O questionnaire and include all information relating to the Proposed Nominee that would be required to be disclosed in connection with the solicitation of proxies for the election of the Proposed Nominee as a director in an election contest (even if an election contest is not involved), or would otherwise be required in connection with such solicitation, in each case pursuant to Regulation 14A (or any successor provision) under the Exchange Act and the rules thereunder, or would be required pursuant to the rules of any national securities exchange on which any securities of the Corporation are listed or over-the-counter market on which any securities of the Corporation are traded).

                                    (5)        Notwithstanding anything in this subsection (a) of this Section 12 to the contrary, in the event that the number of directors to be elected to the Board is increased, and there is no public announcement of such action at least 100 days prior to the first anniversary of the date of the proxy statement (as defined in Section 12(c)(3) of this Article III) for the preceding year's annual meeting, a stockholder's notice required by this Section 12(a) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive office of the Corporation not later than 5:00 p.m., Pacific Time, on the tenth day following the day on which such public announcement is first made by the Corporation.

                                    (6)        For purposes of this Section 12, "Stockholder Associated Person" of any stockholder shall mean (i) any person acting in concert with such stockholder, (ii) any beneficial owner of shares of stock of the Corporation owned of record or beneficially by such stockholder (other than a stockholder that is a depositary) and (iii) any person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such stockholder or such Stockholder Associated Person.

                        (b)        Special Meetings of Stockholders.  Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting.  Nominations of individuals for election to the Board may be made at a special meeting of stockholders at which directors are to be elected only (i) by or at the direction of the Board, (ii) by a stockholder that has requested that a special meeting be called for the purpose of electing directors in compliance with Section 3 of this Article III and that has supplied the information required by Section 3 of this Article III about each individual whom the stockholder proposes to nominate for election of directors or (iii) provided that the special meeting has been called in accordance with Section 3(a) of this Article III for the purpose of electing directors, by any stockholder of the Corporation who is a stockholder of record as of the record date set by the Board for the purpose of determining stockholders entitled to vote at the special meeting, at the time of giving of notice provided for in this Section 12 and at the time of the special meeting, who is entitled to vote at the meeting in the election of each individual so nominated and who has complied with the notice procedures set forth in this Section 12.  In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more individuals to the Board, any stockholder may nominate an individual or individuals (as the case may be) for election as a director as specified in the Corporation's notice of meeting, if the stockholder's notice, containing the information required by paragraphs (a)(3) and (4) of this Section 12, is delivered to the Secretary at the principal executive office of the Corporation not earlier than the 120th day prior to such special meeting and not later than 5:00 p.m., Pacific Time, on the later of the 90th day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting.  The public announcement of a postponement or adjournment of a special meeting shall not commence a new time period for the giving of a stockholder's notice as described above.

                        (c)        General.  (1)  If information submitted pursuant to this Section 12 or Section 15 of this Article III by any stockholder proposing a nominee for election as a director or any proposal for other business at a meeting of stockholders shall be inaccurate in any material respect, such information may be deemed not to have been provided in accordance with this Section 12.  Any such stockholder shall notify the Corporation of any inaccuracy or change (within two Business Days of becoming aware of such inaccuracy or change) in any such information.  Upon written request by the Secretary or the Board, any such stockholder shall provide, within five Business Days of delivery of such request (or such other period as may be specified in such request), (A) written verification, satisfactory, in the discretion of the Board or any authorized officer of the Corporation, to demonstrate the accuracy of any information submitted by the stockholder pursuant to this Section 12 or Section 15 of this Article III, and (B) a written update of any information (including, if requested by the Corporation, written confirmation by such stockholder that it continues to intend to bring such nomination or other business proposal before the meeting) submitted by the stockholder pursuant to this Section 12 or Section 15 of this Article III as of an earlier date.  If a stockholder fails to provide such written verification or written update within such period, the information as to which written verification or a written update was requested may be deemed not to have been provided in accordance with this Section 12 or Section 15 of this Article III.

                                    (2)        Only such individuals who are nominated in accordance with this Section 12 shall be eligible for election by stockholders as directors, and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with this Section 12.  The chairman of the meeting shall have the power to determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with this Section 12.

                                    (3)        For purposes of this Section 12 and Section 15 of this Article III, "the date of the proxy statement" shall have the same meaning as "the date of the company's proxy statement released to shareholders" as used in Rule 14a-8(e) promulgated under the Exchange Act, as interpreted by the Securities and Exchange Commission from time to time.  "Public Announcement" shall mean disclosure (A) in a press release reported by the Dow Jones News Service, Associated Press, Business Wire, PR Newswire or other widely circulated news or wire service or (B) in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to the Exchange Act.

                                    (4)        Notwithstanding the foregoing provisions of this Section 12, a stockholder shall also comply with all applicable requirements of state law and of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 12.  Nothing in this Section 12 shall be deemed to affect any right of a stockholder to request inclusion of a proposal in, or the right of the Corporation to omit a proposal from, any proxy statement filed by the Corporation with the Securities and Exchange Commission pursuant to Rule 14a-8 (or any successor provision) under the Exchange Act.  Nothing in this Section 12 shall require disclosure of revocable proxies received by the stockholder or Stockholder Associated Person pursuant to a solicitation of proxies after the filing of an effective Schedule 14A by such stockholder or Stockholder Associated Person under Section 14(a) of the Exchange Act.

Section 13.  VOTING BY BALLOT.  Voting on any question or in any election may be viva voce unless the chairman of the meeting shall order that voting be by ballot or otherwise.

                        Section 14.  CONTROL SHARE ACQUISITION ACT.  Notwithstanding any other provision of the Charter or these Bylaws, Title 3, Subtitle 7 of the MGCL, shall not apply to any acquisition by any person of shares of stock of the Corporation.  This section may be repealed, in whole or in part, at any time, whether before or after an acquisition of control shares and, upon such repeal, may, to the extent provided by any successor bylaw, apply to any prior or subsequent control share acquisition.

Section 15.      PROXY ACCESS.

                        (a)        Notwithstanding anything to the contrary in these Bylaws, whenever the Board solicits proxies with respect to the election of directors at an annual meeting of stockholders, subject to the provisions of this Section 15, the Corporation shall include in its form of proxy, proxy statement and other applicable filings pursuant to Section 14(a) of the Exchange Act (the "Company Proxy Materials"), in addition to the names of any individuals nominated for election by or at the direction of the Board, the name, together with the Required Information (as defined below), of any individual nominated for election to the Board (each such individual being hereinafter referred to as a "Stockholder Nominee") by a stockholder or group of no more than 20 stockholders that satisfies the requirements of this Section 15 (such individual or group, including as the context requires each member thereof, being hereinafter referred to as the "Eligible Stockholder").  For purposes of this Section 15, the "Required Information" is (A) the information provided to the Secretary of the Corporation concerning the Stockholder Nominee and the Eligible Stockholder that is required to be disclosed in the Company Proxy Materials by the rules and regulations promulgated under the Exchange Act and (B) if the Eligible Stockholder so elects, a written statement in support of the Stockholder Nominee's candidacy, not to exceed 500 words, delivered to the Secretary at the time the Notice of Proxy Access Nomination (as defined below) required by this Section 15 is provided (the "Statement").  Notwithstanding anything to the contrary contained in this Section 15, the Corporation may omit from the Company Proxy Materials any information or Statement (or portion thereof) that the Board, in its sole discretion, determines (A) is materially false or misleading, (B) omits to state any material fact necessary in order to make such information or Statement, in light of the circumstances under which it was provided or made, not misleading, (C) violates any applicable law or regulation or provision of the Charter or these Bylaws or (D) impugns the character, integrity or personal reputation of a person or makes charges concerning improper, illegal or immoral conduct or associations, in each case without factual foundation.  For the avoidance of doubt, and any other provision of these Bylaws notwithstanding, the Corporation may in its sole discretion solicit against and include in Company Proxy Materials its own statements or other information relating to any Eligible Stockholder or Stockholder Nominee, including any information provided to the Corporation with respect to the foregoing.

                        (b)        To be eligible to require the Corporation to include a Stockholder Nominee in the Company Proxy Materials pursuant to this Section 15, an Eligible Stockholder must have Owned (as defined below) at least three percent of the shares of Common Stock outstanding from time to time (the "Required Shares") continuously for at least three years (the "Minimum Holding Period") as of both the date the Notice of Proxy Access Nomination is received by the Secretary in accordance with this Section 15 and the close of business on the record date for determining the stockholders entitled to vote at the annual meeting of stockholders, and must thereafter continuously Own the Required Shares through the date of such annual meeting (and any postponement or adjournment thereof).  For purposes of this Section 15, an Eligible Stockholder shall be deemed to "Own" only those outstanding shares of Common Stock as to which the Eligible Stockholder possesses both (i) the full voting and investment rights pertaining to the shares and (ii) the full economic interest in (including the opportunity for profit from and risk of loss on) such shares; provided that the number of shares calculated in accordance with clauses (i) and (ii) shall not include any shares (A) sold by such Eligible Stockholder or any of its Affiliates in any transaction that has not been settled or closed, including short sales, (B) borrowed by such Eligible Stockholder or any of its Affiliates for any purpose or purchased by such Eligible Stockholder or any of its Affiliates pursuant to an agreement to resell, (C) that are subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar instrument, agreement, arrangement or understanding entered into by such Eligible Stockholder or any of its Affiliates, whether any such instrument, agreement, arrangement or understanding is to be settled with shares or with cash or other property based on the notional amount or value of shares of outstanding Common Stock, in any such case which instrument, agreement, arrangement or understanding has, or is intended to have, the purpose or effect of (1) reducing in any manner, to any extent or at any time in the future, such Eligible Stockholder's or its Affiliate's full right to vote or direct the voting of any such shares or (2) hedging, offsetting or altering (or attempting to hedge, offset or alter) to any degree any gain or loss arising from the full economic ownership of such shares by such Eligible Stockholder or its Affiliate or (D) for which the Eligible Stockholder or its Affiliate has transferred the right to vote the shares other than by means of a proxy, power of attorney or other instrument or arrangement that is unconditionally revocable at any time by the Eligible Stockholder or its Affiliate and that expressly directs the proxy holder to vote at the direction of the Eligible Stockholder or its Affiliate.  In addition, an Eligible Stockholder shall be deemed to "Own" shares of Common Stock held in the name of a nominee or other intermediary so long as the Eligible Stockholder retains the full right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares of Common Stock.  An Eligible Stockholder's Ownership of shares of Common Stock shall be deemed to continue during any period in which the Eligible Stockholder has loaned such shares provided that the Eligible Stockholder has the power to recall such loaned shares on three Business Days' notice and has in fact unconditionally recalled such loaned shares as of the time the Notice of Proxy Access Nomination is provided and through the date of the annual meeting of stockholders (and any postponement or adjournment thereof).  For purposes of this Section 15, the terms "Owned," "Owning" and other variations of the word "Own" shall have correlative meanings.  Whether and how outstanding shares of Common Stock are "Owned" for these purposes shall be determined by the Board in its sole discretion.

                        (c)        To be eligible to require the Corporation to include a Stockholder Nominee in the Company Proxy Materials pursuant to this Section 15, an Eligible Stockholder must provide to the Secretary, in proper form and within the times specified below, (i) a written notice expressly electing to have such Stockholder Nominee included in the Company Proxy Materials pursuant to this Section 15 (a "Notice of Proxy Access Nomination") and (ii) any updates or supplements to such Notice of Proxy Access Nomination.  To be timely, the Notice of Proxy Access Nomination must be received by the Secretary at the principal executive office of the Corporation not earlier than the 150th day nor later than 5:00 p.m., Pacific Time, on the 120th day prior to the first anniversary of the date of the proxy statement for the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting of stockholders is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year's annual meeting, the Notice of Proxy Access Nomination to be timely must be so received by the Secretary not earlier than the 150th day prior to the date of such annual meeting and not later than 5:00 p.m., Pacific Time, on the later of the 120th day prior to the date of such annual meeting, as originally convened, or the tenth day following the day on which public announcement of the date of such annual meeting is first made.  The public announcement of a postponement or an adjournment of an annual meeting shall not commence a new time for the giving of a Notice of Proxy Access Nomination as described above.

                        (d)       To be in proper form for purposes of this Section 15, the Notice of Proxy Access Nomination shall include the following information:

                                    (i)         one or more written statements from the record holder of the Required Shares (and from each intermediary through which the Required Shares are or have been held during the Minimum Holding Period and, if applicable, each participant in the Depository Trust Company ("DTC") or affiliate of a DTC participant through which the Required Shares are or have been held during the Minimum Holding Period if the intermediary is not a DTC participant or affiliate of a DTC participant) verifying that, as of a date within seven Business Days prior to the date the Notice of Proxy Access Nomination is received by the Secretary, the Eligible Stockholder Owns, and has Owned continuously for the Minimum Holding Period, the Required Shares, and the Eligible Stockholder's agreement to provide (A) within five Business Days after the record date for the annual meeting of stockholders, written statements from the record holder or intermediaries between the record holder and the Eligible Stockholder verifying the Eligible Stockholder's continuous Ownership of the Required Shares through the close of business on the record date, together with a written statement by the Eligible Stockholder that such Eligible Stockholder will continue to Own the Required Shares through the date of such annual meeting (and any postponement or adjournment thereof), and (B) the updates and supplements to the Notice of Proxy Access Nomination at the times and in the forms required by this Section 15;

                                    (ii)        a copy of the Schedule 14N filed or to be filed with the Securities and Exchange Commission as required by Rule 14a-18 under the Exchange Act;

                                    (iii)       information that is the same as would be required to be set forth in a stockholder's notice of nomination pursuant to Sections 12(a)(3) and (4) of Article III of these Bylaws, including the written consent of the Stockholder Nominee to being named in the Company Proxy Materials as a nominee and to serving as a director if elected;

                                    (iv)       the written agreement of the Stockholder Nominee (A) if so requested, to meet in person with members of the Board and the Nominating/Corporate Governance Committee on reasonable notice by the Corporation of the time and place and (B) upon such Stockholder Nominee's election as a director, to make such acknowledgments, enter into such agreements and provide such information as the Board requires of all directors at such time, including, without limitation, agreeing to be bound by the Corporation's code of conduct, insider trading policy, corporate governance guidelines, confidentiality and other similar policies and procedures;

                                    (v)        a representation that the Eligible Stockholder (A) acquired the Required Shares in the ordinary course of business and not with the intent to change or influence control of the Corporation, and that neither the Eligible Stockholder nor any Stockholder Nominee being nominated thereby presently has such intent, (B) has not nominated and will not nominate for election to the Board at the annual meeting of stockholders (or any postponement or adjournment thereof) any individual other than the Stockholder Nominee(s) included in the Company Proxy Materials pursuant to this Section 15, (C) has not engaged and will not engage in, and has not been and will not be a "participant" in another person's, "solicitation," each within the meaning of Rule 14a-1(l) under the Exchange Act, in support of the election of any individual as a director at the annual meeting (or any postponement or adjournment thereof) other than such Stockholder Nominee(s) or a nominee of the Board, (D) has complied, and will comply, with all applicable laws and regulations applicable to solicitations and the use, if any, of soliciting material in connection with the annual meeting (or any postponement or adjournment thereof), including, without limitation, Rule 14a-9 under the Exchange Act, (E) will not distribute to any stockholder any form of proxy for the annual meeting other than the form distributed by the Corporation and (F) has not provided and will not provide any facts, statements or information in its communications with the Corporation and the stockholders that were not or will not be true and complete in all material respects or which omitted or will omit to state a material fact necessary in order to make such facts, statements or information, in light of the circumstances under which they were or will be provided, not misleading;

                                    (vi)       a written undertaking that the Eligible Stockholder (A) assumes all liability arising out of any legal or regulatory violation arising out of any communication with the stockholders by the Eligible Stockholder, its Affiliates and associates or their respective agents or representatives, either before or after providing a Notice of Proxy Access Nomination pursuant to this Section 15, or out of the facts, statements or information that the Eligible Stockholder or its Stockholder Nominee(s) provided to the Corporation pursuant to this Section 15 or otherwise in connection with the inclusion of such Stockholder Nominee(s) in the Company Proxy Materials pursuant to this Section 15, and (B) indemnifies and holds harmless the Corporation and each of its directors, officers, agents and employees against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Corporation or any of its directors, officers, agents or employees arising out of any nomination of a Stockholder Nominee or inclusion of such Stockholder Nominee in the Company Proxy Materials pursuant to this Section 15;

                                    (vii)      a written description of any compensatory, payment or other agreement, arrangement or understanding with any person or entity other than the Corporation under which the Stockholder Nominee is receiving or will receive compensation or payments directly related to service on the Board, together with a full and complete copy of any such agreement, arrangement or understanding if written; and

                                    (viii)     in the case of a nomination by a group, the designation by all group members of one group member that is authorized to act on behalf of all group members with respect to matters relating to the nomination, including withdrawal of the nomination.

                        Each Stockholder Nominee and the Eligible Stockholder shall promptly furnish such other information (A) as may reasonably be required by the Corporation to determine the eligibility of such Stockholder Nominee to qualify as independent (as determined (i) under the rules and listing standards of any national securities exchange on which any securities of the Corporation are listed and (ii) under Section 3-802(b) of the MGCL), (B) that could be material to a reasonable stockholder's understanding of the independence or lack of independence of such Stockholder Nominee or (C) as may reasonably be required by the Corporation to determine that the Eligible Stockholder meets the criteria for qualification as an Eligible Stockholder.

                        (e)        To be eligible to require the Corporation to include a Stockholder Nominee in the Company Proxy Materials pursuant to this Section 15, (i) an Eligible Stockholder must further update and supplement the Notice of Proxy Access Nomination, if necessary, so that the information provided or required to be provided in such Notice of Proxy Access Nomination pursuant to this Section 15 shall be true and complete in all material respects as of the record date for the annual meeting of stockholders and as of the date that is ten Business Days prior to such annual meeting (or any postponement or adjournment thereof), and (ii) such update and supplement (or a written notice stating that there is no such update or supplement) shall be received by the Secretary at the principal executive office of the Corporation not later than 5:00 p.m., Pacific Time, on the fifth Business Day after the record date for the meeting (in the case of the update and supplement required to be made as of the record date) and not later than 5:00 p.m., Pacific Time, on the eighth Business Day prior to the date of the meeting, if practicable, or, if not practicable, on the first practicable date prior to the meeting (or any postponement or adjournment thereof) (in the case of the update and supplement required to be made as of ten Business Days prior to the meeting (or any postponement or adjournment thereof)).

                        (f)        In the event that any fact, statement or information provided by the Eligible Stockholder or a Stockholder Nominee to the Corporation or the stockholders ceases to be true and complete in all material respects or omits a material fact necessary to make such facts, statements or information, in light of the circumstances under which they were provided, not misleading, the Eligible Stockholder or Stockholder Nominee, as the case may be, shall promptly notify the Secretary of any defect in such previously provided fact, statement or information and of the fact, statement or information required to correct any such defect, not later than two Business Days after becoming aware of the defect.

                        (g)        Whenever an Eligible Stockholder consists of a group of more than one stockholder, each provision in this Section 15 that requires the Eligible Stockholder to provide any written statement, representation, undertaking, agreement or other instrument or to comply with any other requirement or condition shall be deemed to require each stockholder that is a member of such group to provide such statements, representations, undertakings, agreements or other instruments and to meet such other requirements or conditions (which, if applicable, shall apply with respect to the portion of the Required Shares Owned by such stockholder).  When an Eligible Stockholder is comprised of a group, a violation of any provision of these Bylaws by any member of the group shall be deemed a violation by the entire group.  No person may be a member of more than one group of persons constituting an Eligible Stockholder with respect to any annual meeting of stockholders.  In determining the aggregate number of stockholders in a group, two or more funds that are part of the same family of funds under common management and investment control (a "Qualifying Fund Family") shall be treated as one stockholder.  Not later than the deadline for delivery of the Notice of Proxy Access Nomination pursuant to this Section 15, a Qualifying Fund Family whose stock Ownership is counted for purposes of determining whether a stockholder or group of stockholders qualifies as an Eligible Stockholder shall provide to the Secretary such documentation as is reasonably satisfactory to the Board, in its sole discretion, that demonstrates that the funds comprising the Qualifying Fund Family satisfy the definition thereof.

                        (h)        The maximum number of Stockholder Nominees nominated by all Eligible Stockholders and entitled to be included in the Company Proxy Materials with respect to an annual meeting of stockholders shall be the greater of (i) 20% of the number of directors up for election as of the last day on which a Notice of Proxy Access Nomination may be timely delivered pursuant to and in accordance with this Section 15 (the "Final Proxy Access Nomination Date") or, if such percentage is not a whole number, the closest whole number below such percentage or (ii) two; provided that the maximum number of Stockholder Nominees entitled to be included in the Company Proxy Materials with respect to a forthcoming annual meeting of stockholders shall be reduced by the number of individuals who were elected as directors at the immediately preceding or second preceding annual meeting of stockholders after inclusion in the Company Proxy Materials pursuant to this Section 15 and whom the Board nominates for re-election at such forthcoming annual meeting of stockholders.  In the event that one or more vacancies for any reason occur on the Board after the Final Proxy Access Nomination Date but before the date of the annual meeting of stockholders and the Board elects to reduce the size of the Board in connection therewith, the maximum number of Stockholder Nominees eligible for inclusion in the Company Proxy Materials pursuant to this Section 15 shall be calculated based on the number of directors as so reduced.  Any individual nominated by an Eligible Stockholder for inclusion in the Company Proxy Materials pursuant to this Section 15 whose nomination is subsequently withdrawn or whom the Board decides to nominate for election to the Board shall be counted as one of the Stockholder Nominees for purposes of determining the maximum number of Stockholder Nominees eligible for inclusion in the Company Proxy Materials pursuant to this Section 15.  Any Eligible Stockholder submitting more than one Stockholder Nominee for inclusion in the Company Proxy Materials pursuant to this Section 15 shall rank such Stockholder Nominees based on the order that the Eligible Stockholder desires such Stockholder Nominees be selected for inclusion in the Company Proxy Materials in the event that the total number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this Section 15 exceeds the maximum number of Stockholder Nominees eligible for inclusion in the Company Proxy Materials pursuant to this Section 15(h) and include such ranking in the Notice of Proxy Access Nomination hereunder.  In the event the number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this Section 15 exceeds the maximum number of nominees eligible for inclusion in the Company Proxy Materials pursuant to this Section 15(h), the highest-ranking Stockholder Nominee from each Eligible Stockholder pursuant to the preceding sentence shall be selected for inclusion in the Company Proxy Materials until the maximum number of Stockholder Nominees is reached, proceeding in order of the number of shares of Common Stock (largest to smallest) disclosed as Owned by each Eligible Stockholder in the Notice of Proxy Access Nomination submitted to the Secretary.  If the maximum number is not reached after the highest-ranking Stockholder Nominee from each Eligible Stockholder has been selected, this selection process shall continue as many times as necessary, following the same order each time, until the maximum number is reached.  The Stockholder Nominees so selected in accordance with this Section 15(h) shall be the only Stockholder Nominees entitled to be included in the Company Proxy Materials and, following such selection, if the Stockholder Nominees so selected are not included in the Company Proxy Materials or are not submitted for election for any reason (other than the failure of the Corporation to comply with this Section 15), no other Stockholder Nominees shall be included in the Company Proxy Materials pursuant to this Section 15.

                        (i)         The Corporation shall not be required to include, pursuant to this Section 15, a Stockholder Nominee in the Company Proxy Materials for any annual meeting of stockholders (i) for which meeting the Secretary of the Corporation receives a notice that the Eligible Stockholder or any other stockholder has nominated one or more individuals for election to the Board pursuant to the advance notice requirements for stockholder nominees for director set forth in Section 12 of Article III of these Bylaws, (ii) if the Eligible Stockholder who has nominated such Stockholder Nominee has engaged in or is currently engaged in, or has been or is a "participant" in another person's, "solicitation," each within the meaning of Rule 14a-1(l) under the Exchange Act, in support of the election of any individual as a director at the annual meeting other than its Stockholder Nominee(s) or a nominee of the Board, (iii) if such Stockholder Nominee would not qualify as independent (as determined under the (a) rules and listing standards of any national securities exchange on which any securities of the Corporation are listed or (b) Section 3-802(b) of the MGCL), (iv) if such Stockholder Nominee is or becomes a party to any agreement by which the Stockholder Nominee agrees or commits to vote a certain way on certain matters, (v) if the election of such Stockholder Nominee as a director would cause the Corporation to fail to comply with these Bylaws, the Charter, the rules and listing standards of any national securities exchange on which any securities of the Corporation are listed, or any applicable state or federal law, rule or regulation, (vi) if such Stockholder Nominee is or has been, within the past three years, a director, officer, employee or consultant of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, (vii) if such Stockholder Nominee is a defendant in or named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted or has pleaded nolo contendere in such a criminal proceeding within the past ten years, (viii) if such Stockholder Nominee is subject to any order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act of 1933, as amended, (ix) if the Eligible Stockholder who has nominated such Stockholder Nominee or such Stockholder Nominee provides any fact, statement or information to the Corporation or the stockholders required or requested pursuant to this Section 15 that is not true and complete in all material respects or that omits a material fact necessary to make such facts, statements or information, in light of the circumstances in which they were provided, not misleading, or that otherwise contravenes any of the agreements, representations or undertakings made by such Eligible Stockholder or Stockholder Nominee pursuant to this Section 15 or (x) if the Eligible Stockholder who has nominated such Stockholder Nominee or such Stockholder Nominee fails to comply with any of its obligations pursuant to this Section 15, in each instance as determined by the Board in its sole discretion.

                        (j)         Notwithstanding anything to the contrary set forth herein, the Board or the or the chairman of the meeting shall declare a nomination by an Eligible Stockholder to be invalid and such nomination shall be disregarded notwithstanding that proxies in respect of such vote may have been received by the Corporation, if (i) the Stockholder Nominee(s) and/or the applicable Eligible Stockholder shall have failed to comply with its or their obligations under this Section 15, as determined by the Board or the chairman of the meeting, or (ii) the Eligible Stockholder, or an authorized representative thereof, does not appear at the annual meeting of stockholders to present the nomination of the Stockholder Nominee(s) included in the Company Proxy Materials pursuant to this Section 15.  For purposes of this Section 15(j), to be considered an authorized representative of a stockholder, a person must be specifically authorized, by a writing executed by such stockholder or an electronic transmission delivered by such stockholder, to act for such stockholder as its proxy at the annual meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction thereof, to the Corporation prior to such annual meeting.

                        (k)        Any Stockholder Nominee who is included in the Company Proxy Materials for an annual meeting of stockholders but withdraws from or becomes ineligible or unavailable for election to the Board or is not elected and received the affirmative vote of less than 20% of the votes entitled to be cast in the election of directors at such annual meeting, will be ineligible for inclusion in the Company Proxy Materials as a Stockholder Nominee pursuant to this Section 15 for the next two annual meetings of stockholders.  For the avoidance of doubt, this Section 15(k) shall not prevent any stockholder from nominating any individual to the Board pursuant to and in accordance with Section 12 of Article III of these Bylaws.

                        (l)         This Section 15 provides the exclusive method for a stockholder to require the Corporation to include nominee(s) for election to the Board in the Company Proxy Materials.

ARTICLE IV

DIRECTORS

Section 1.  GENERAL POWERS.  The business and affairs of the Corporation shall be managed under the direction of its Board.

Section 2.  NUMBER, TENURE, QUALIFICATIONS AND RESIGNATION.  At any regular meeting or at any special meeting called for that purpose, a majority of the entire Board may establish, increase or decrease the number of directors, provided that the number thereof shall not be less than the minimum number required by the MGCL, nor more than 15; and further provided that the tenure of office of a director shall not be affected by any decrease in the number of directors.  Except as provided in Section 11 of this Article IV with respect to vacancies, the directors shall be elected as provided in the Charter at the annual meeting of the stockholders, and each director so elected shall hold office until the next annual meeting of the stockholders and until his or her successor is duly elected and qualifies or until his or her death, retirement, resignation or removal. Any director of the Corporation may resign at any time by delivering his or her resignation to the Board, the Chairman of the Board or the Secretary.  Any resignation shall take effect immediately upon its receipt or at such later time specified in the resignation.  The acceptance of a resignation shall not be necessary to make it effective unless otherwise stated in the resignation.

                        Section 3.        ANNUAL AND REGULAR MEETINGS.  An annual meeting of the Board shall be held immediately after and at the same place as the annual meeting of stockholders, no notice other than this Bylaw being necessary.  In the event such meeting is not so held, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board.  The Board may provide, by resolution, the time and place of regular meetings of the Board without other notice than such resolution.

                        Section 4.        SPECIAL MEETINGS.  Special meetings of the Board may be called by or at the request of the Chairman of the Board, the Chief Executive Officer, the President or a majority of the directors then in office.  The person or persons authorized to call special meetings of the Board may fix the time and place of any special meeting of the Board called by them.  The Board may provide, by resolution, the time and place of special meetings of the Board without other notice than such resolution.

                        Section 5.        NOTICE.  Notice of any special meeting of the Board shall be delivered personally or by telephone, electronic mail, facsimile transmission, courier or United States mail to each director at his or her business or residence address.  Notice by personal delivery, telephone, electronic mail or facsimile transmission shall be given at least 24 hours prior to the meeting.  Notice by United States mail shall be given at least three days prior to the meeting.  Notice by courier shall be given at least two days prior to the meeting.  Telephone notice shall be deemed to be given when the director or his or her agent is personally given such notice in a telephone call to which the director or his or her agent is a party.  Electronic mail notice shall be deemed to be given upon transmission of the message to the electronic mail address given to the Corporation by the director.  Facsimile transmission notice shall be deemed to be given upon completion of the transmission of the message to the number given to the Corporation by the director and receipt of a completed answer-back indicating receipt.  Notice by United States mail shall be deemed to be given when deposited in the United States mail properly addressed, with postage thereon prepaid.  Notice by courier shall be deemed to be given when deposited with or delivered to a courier properly addressed.  Neither the business to be transacted at, nor the purpose of, any annual, regular or special meeting of the Board need be stated in the notice, unless specifically required by statute or these Bylaws.

                        Section 6.        QUORUM.  A majority of the directors shall constitute a quorum for transaction of business at any meeting of the Board, provided that, if less than a majority of such directors is present at such meeting, a majority of the directors present may adjourn the meeting from time to time without further notice, and provided further that if, pursuant to applicable law, the Charter or these Bylaws, the vote of a majority or other percentage of a particular group of directors is required for action, a quorum must also include a majority or such other percentage of such group.

                        The directors present at a meeting which has been duly called and at which a quorum has been established may continue to transact business until adjournment, notwithstanding the withdrawal from the meeting of enough directors to leave fewer than required to establish a quorum.

                        Section 7.        VOTING.  The action of a majority of the directors present at a meeting at which a quorum is present shall be the action of the Board, unless the concurrence of a greater proportion is required for such action by applicable law, the Charter or these Bylaws.  If enough directors have withdrawn from a meeting to leave fewer than required to establish a quorum, but the meeting is not adjourned, the action of the majority of that number of directors necessary to constitute a quorum at such meeting shall be the action of the Board, unless the concurrence of a greater proportion is required for such action by applicable law, the Charter or these Bylaws.

Section 8.  TELEPHONE MEETINGS.  Directors may participate in a meeting by means of a conference telephone or other communications equipment if all persons participating in the meeting can hear each other at the same time.  Participation in a meeting by these means shall constitute presence in person at the meeting.

Section 9.  INFORMAL ACTION BY DIRECTORS.  Any action required or permitted to be taken at any meeting of the Board may be taken without a meeting, if a consent in writing or by electronic transmission to such action is given by each director and such consent is filed with the minutes of proceedings of the Board.

                        Section 10.      ORGANIZATION.  At each meeting of the Board, the Chairman of the Board or, in the absence of the chairman, the Vice Chairman of the Board, if any, shall act as chairman of the meeting.  In the absence of both the Chairman and Vice Chairman of the Board, the Chief Executive Officer or, in the absence of the Chief Executive Officer, the President or, in the absence of the President, a director chosen by a majority of the directors present, shall act as chairman of the meeting.  The Secretary or, in his or her absence, an Assistant Secretary of the Corporation, or, in the absence of the Secretary and all Assistant Secretaries, an individual appointed by the chairman of the meeting, shall act as Secretary of the meeting.

Section 11.  VACANCIES.  If for any reason any or all of the directors cease to be directors, such event shall not terminate the Corporation or affect these Bylaws or the powers of the remaining directors hereunder.  Any vacancy on the Board for any cause other than an increase in the number of directors may be filled by a majority of the remaining directors, even if such majority is less than a quorum.  Any individual so elected as director shall hold office until the next annual meeting of stockholders and until his or her successor is elected and qualifies.  Any vacancy in the number of directors created by an increase in the number of directors may be filled by a majority vote of the entire Board.  Any individual so elected as director shall serve until the next annual meeting of stockholders and until his or her successor is elected and qualifies.

Section 12.  COMPENSATION OF DIRECTORS.  Unless otherwise restricted by the Charter or these Bylaws, the Board shall have the authority to fix the compensation of directors.  The directors may be paid their expenses, if any, of attendance at each meeting of the Board and may be paid a fixed sum for attendance at each meeting of the Board and/or a stated salary as director.  No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.  Members of special or standing committees may be allowed like compensation for attending committee meetings.

Section 13.  RELIANCE.  Each director and officer of the Corporation shall, in the performance of his or her duties with respect to the Corporation, be entitled to rely on any information, opinion, report or statement, including any financial statement or other financial data, prepared or presented by an officer or employee of the Corporation whom the director or officer reasonably believes to be reliable and competent in the matters presented, by a lawyer, certified public accountant or other person, as to a matter which the director or officer reasonably believes to be within the person's professional or expert competence, or, with respect to a director, by a committee of the Board on which the director does not serve, as to a matter within its designated authority, if the director reasonably believes the committee to merit confidence.

Section 14.  COMMITTEES OF DIRECTORS.  The Board may appoint from among its members an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee and one or more other committees, composed of one or more directors, to serve at the pleasure of the Board.  In the absence of any member of any such committee, the members thereof present at any meeting, whether or not they constitute a quorum, may appoint another director to act in the place of such absent member.  The Board may delegate to committees appointed under Section 14 of this Article IV any of the powers of the Board, except as prohibited by law.  Except as may be otherwise provided by the Board, any committee may delegate some or all of its power and authority to one or more subcommittees, composed of one or more directors, as the committee deems appropriate in its sole and absolute discretion.

Section 15.  COMMITTEE MEETINGS.  Notice of committee meetings shall be given in the same manner as notice for special meetings of the Board.  A majority of the members of the committee shall constitute a quorum for the transaction of business at any meeting of the committee.  The act of a majority of the committee members present at a meeting shall be the act of such committee.  The Board may designate a chairman of any committee, and such chairman or, in the absence of a chairman, any two members of any committee (if there are at least two members of the committee) may fix the time and place of its meeting unless the Board shall otherwise provide.  Members of a committee of the Board may participate in a meeting by means of a conference telephone or other communications equipment if all persons participating in the meeting can hear each other at the same time.  Participation in a meeting by these means shall constitute presence in person at the meeting.

Section 16.  INFORMAL ACTION BY COMMITTEES.  Any action required or permitted to be taken at any meeting of a committee of the Board may be taken without a meeting, if a consent in writing or by electronic transmission to such action is given by each member of the committee and such consent is filed with the minutes of proceedings of such committee.

Section 17.  COMMITTEE VACANCIES.  Subject to the provisions hereof, the Board shall have the power at any time to change the membership of any committee, to fill any vacancy, to designate an alternate member to replace any absent or disqualified member or to dissolve any such committee.

Section 18.  RATIFICATION.  The Board or the stockholders may ratify any action or inaction by the Corporation or its officers to the extent that the Board or the stockholders could have originally authorized the matter, and if so ratified, shall have the same force and effect as if originally duly authorized, and such ratification shall be binding upon the Corporation and its stockholders.  Any action or inaction questioned in any stockholders' derivative proceeding or any other proceeding on the ground of lack of authority, defective or irregular execution, adverse interest of a director, officer or stockholder, non-disclosure, miscomputation, the application of improper principles or practices of accounting or otherwise, may be ratified, before or after judgment, by the Board or by the stockholders, and such ratification shall constitute a bar to any claim or execution of any judgment in respect of such questioned action or inaction.

Section 19.  EMERGENCY PROVISIONS.  Notwithstanding any other provision in the Charter or these Bylaws, this Section 19 shall apply during the existence of any catastrophe, or other similar emergency condition, as a result of which a quorum of the Board under Article IV of these Bylaws cannot readily be obtained (an "Emergency").  During any Emergency, unless otherwise provided by the Board, (i) a meeting of the Board or a committee thereof may be called by any director or officer by any means feasible under the circumstances; (ii) notice of any meeting of the Board during such an Emergency may be given less than 24 hours prior to the meeting to as many directors and by such means as may be feasible at the time, including publication, television or radio, and (iii) the number of directors necessary to constitute a quorum shall be one-third of the entire Board.

ARTICLE V

OFFICERS

Section 1.  GENERAL PROVISIONS.  The officers of the Corporation shall be chosen by the Board and shall include a President, a Secretary and a Treasurer and may include a Chairman of the Board, a Vice Chairman of the Board, a Chief Executive Officer, one or more Vice Presidents, a Chief Operating Officer, a Chief Financial Officer, one or more Assistant Secretaries and one or more Assistant Treasurers.  In addition, the Board may from time to time elect such other officers with such powers and duties as it shall deem necessary or desirable.  The officers of the Corporation shall be elected annually by the Board at the first meeting of the Board held after each annual meeting of stockholders except that the Chief Executive Officer or President may from time to time appoint one or more Vice Presidents, Assistant Secretaries and Assistant Treasurers or other officers.  If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as may be convenient.  Each officer shall serve until his or her successor is elected and qualifies or until his or her death, or his or her resignation or removal in the manner hereinafter provided.  Any two or more offices except President and Vice President may be held by the same person.  In its discretion, the Board may leave unfilled any office except that of President, Treasurer and Secretary.  Election of an officer or agent shall not of itself create contract rights between the Corporation and such officer or agent.

Section 2.  REMOVAL AND RESIGNATION.  Any officer or agent of the Corporation may be removed, with or without cause, by the Board if in its judgment the best interests of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.  Any officer of the Corporation may resign at any time by delivering his or her resignation to the Board, the Chairman of the Board, the Chief Executive Officer, the President or the Secretary.  Any resignation shall take effect at any time subsequent to the time specified therein or, if the time when it shall become effective is not specified therein, immediately upon its receipt.  The acceptance of a resignation shall not be necessary to make it effective unless otherwise stated in the resignation.  Such resignation shall be without prejudice to the contract rights, if any, of the Corporation.

Section 3.  VACANCIES.  A vacancy in any office may be filled by the Board for the balance of the term.

Section 4.  CHAIRMAN OF THE BOARD.  The Board of Directors may designate from among its members a Chairman of the Board, who shall not, solely by reason of these Bylaws, be an officer of the Corporation.  The Board of Directors may designate the Chairman of the Board as an executive or non-executive chairman.  The Chairman of the Board shall, if present, preside at all meetings of the Board and exercise and perform such other powers and duties as may be from time to time assigned to him or her by the Board or prescribed by these Bylaws.

Section 5.  CHIEF EXECUTIVE OFFICER.  The Board may designate a Chief Executive Officer.  In the absence of such designation, the Chairman of the Board shall be the Chief Executive Officer of the Corporation.  The Chief Executive Officer shall have general responsibility for implementation of the policies of the Corporation, as determined by the Board, and for the management of the business and affairs of the Corporation.  He or she may execute any deed, mortgage, bond, contract or other instrument, except in cases where the execution thereof shall be expressly delegated by the Board or by these Bylaws to some other officer or agent of the Corporation or shall be required by law to be otherwise executed; and in general shall perform all duties incident to the office of Chief Executive Officer and such other duties as may be prescribed by the Board from time to time.

Section 6.  CHIEF OPERATING OFFICER.  The Board may designate a Chief Operating Officer.  The Chief Operating Officer shall have the responsibilities and duties as determined by the Board or the Chief Executive Officer.

Section 7.  PRESIDENT.  The Board shall designate a President.  The President shall have the responsibilities and duties as determined by the Board or the Chief Executive Officer.

Section 8.  VICE PRESIDENT.  In the absence or disability of the President, the Vice Presidents in order of their rank as fixed by the Board, or if not ranked, the Vice President designated by the Board, shall perform all the duties of the President, and when so acting shall have all the powers of and be subject to all the restrictions upon the President.  The Vice Presidents shall have such other duties as from time to time may be prescribed for them, respectively, by the Board.

Section 9.  SECRETARY.  The Secretary shall attend all sessions of the Board and all meetings of the stockholders and record all votes and the minutes of all proceedings in one or more books to be kept for that purpose, and shall perform like duties for the standing committees when required by the Board.  He or she shall give, or cause to be given, notice of all meetings of the stockholders and, if required, of the Board, and shall perform such other duties as may be prescribed by the Board or these Bylaws.  He or she shall keep in safe custody the seal of the Corporation, and when authorized by the Board, affix the same to any instrument requiring it, and when so affixed it shall be attested by his or her signature or by the signature of an Assistant Secretary.  The Board may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his or her signature.

Section 10.  ASSISTANT SECRETARIES.  If there shall be one, the Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board, or if there be no such determination, the Assistant Secretary designated by the Board, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board may from time to time prescribe.

Section 11.  TREASURER.  The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys, and other valuable effects in the name and to the credit of the Corporation, in such depositories as may be designated by the Board.  He or she shall disburse the funds of the Corporation as may be ordered by, or under the direction of, the Board, taking proper vouchers for such disbursements, and shall render to the Board, at its regular meetings, or when the Board so requires, an account of all of his or her transactions as Treasurer and of the financial condition of the Corporation.

Section 12.  ASSISTANT TREASURER.  If there shall be one, the Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board, or if there be no such determination, the Assistant Treasurer designated by the Board, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board may from time to time prescribe.

Section 13.  COMPENSATION.  The compensation of the officers shall be fixed from time to time by or under the authority of the Board and no officer shall be prevented from receiving such compensation by reason of the fact that he or she is also a director.

ARTICLE VI

STOCK

Section 1.  CERTIFICATES.  Except as may be otherwise provided by the Board, stockholders of the Corporation are not entitled to certificates representing the shares of stock held by them.  The issuance of shares of stock in uncertificated form shall not affect shares already represented by a certificate until the certificate is surrendered to the Corporation.  In the event that the Corporation issues shares of stock represented by certificates, such certificates shall be signed by the officers of the Corporation in any manner permitted by the MGCL and contain the statements and information required by the MGCL.  In the event that the Corporation issues shares of stock without certificates, to the extent then required by the MGCL, the Corporation shall provide to the record holders of such shares a written statement of the information required by the MGCL to be included on stock certificates.  There shall be no differences in the rights and obligations of stockholders based on whether or not their shares are represented by certificates.

Section 2.  TRANSFERS.  The Board shall have the power to make such rules and regulations as it may deem appropriate concerning the issue, transfer and registration of shares of stock of the Corporation and may appoint transfer agents and registrars thereof.  The duties of transfer agent and registrar may be combined.

The Corporation shall be entitled to treat the holder of record of any share of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by the laws of the State of Maryland.

Notwithstanding the foregoing, transfers of shares of any class or series of stock will be subject in all respects to the Charter and all of the terms and conditions contained therein.

Section 3.  REPLACEMENT CERTIFICATES.  Subject to the provisions of Section 1 of this Article VI, any officer designated by the Board may direct a new certificate to be issued, or may direct that the shares that would have been represented thereby be registered on the stock ledger, in place of any certificate previously issued by the Corporation alleged to have been lost, stolen or destroyed.  When authorizing the issuance of a new certificate or such registration, an officer designated by the Board may, in his discretion and as a condition precedent to such issuance or registration, require the owner of such lost, stolen or destroyed certificate or the owner's legal representative to advertise the same in such manner as he shall require and/or to give such bond, with sufficient security, to the Corporation to indemnify it against loss or claim which may arise as a result of the issuance of a new certificate or registration of such shares.

Section 4.  FIXING OF RECORD DATE.  The Board may set, in advance, a record date for the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or determining stockholders entitled to receive payment of any dividend or the allotment of any other rights, or in order to make a determination of stockholders for any other proper purpose.  Such date, in any case, shall not be prior to the close of business on the day the record date is fixed and shall be not more than 90 days and, in the case of a meeting of stockholders, not less than ten days, before the date on which the meeting or particular action requiring such determination of stockholders of record is to be held or taken.

When a record date for the determination of stockholders entitled to notice of and to vote at any meeting of stockholders has been set as provided in this section, such record date shall continue to apply to the meeting if adjourned or postponed, except if the meeting is adjourned or postponed to a date more than 120 days after the record date originally fixed for the meeting, in which case a new record date for such meeting shall be determined as set forth herein.

Section 5.  STOCK LEDGER.  The Corporation shall maintain at its principal executive office or at the office of its counsel, accountants or transfer agent, an original or duplicate stock ledger containing the name and address of each stockholder and the number of shares of each class held by such stockholder.

Section 6.  FRACTIONAL STOCK; ISSUANCE OF UNITS.  The Board may authorize the Corporation to issue fractional shares of stock or authorize the issuance of scrip, all on such terms and under such conditions as it may determine.  Notwithstanding any other provision of the Charter or these Bylaws, the Board may authorize the issuance of units consisting of different securities of the Corporation.  Any security issued in a unit shall have the same characteristics as any identical securities issued by the Corporation, except that the Board may provide that for a specified period securities of the Corporation issued in such unit may be transferred on the books of the Corporation only in such unit.

ARTICLE VII

INVESTMENT POLICY AND RESTRICTIONS

Section 1.  INVESTMENT.  The Corporation intends to invest, directly or indirectly, in such real estate investments as may be approved by the Board from time to time.  Subject to the restrictions of this Article VII, the Corporation's investments may be acquired in such manner, through such means and upon such terms and conditions as may be determined by the Board, and such investments may include, but are not limited to, direct acquisitions by the Corporation of real estate interests as well as investments in corporations, business trusts, general partnerships, limited partnerships, joint ventures or other legal entities and other investments.  All investments made by the Corporation, except those pursuant to Article VII, Section 4, must be approved by a majority of the directors or made in accordance with guidelines approved by the Board and which are in effect at the time the investments are made by the Corporation's management.

Section 2.  TAX TREATMENT AS A REIT.  As soon as the Corporation commences doing business, the Corporation shall use its best efforts to be eligible for tax treatment as an REIT under the Code, shall make such elections and filings, and take such other actions as may be necessary, to be treated as a REIT under the Code, and shall thereafter conduct its business to continue to qualify as a REIT under the REIT Provisions of the Code.

Section 3.  NO LIABILITY TO QUALIFY AS REIT.  Although a general purpose of the Corporation is to qualify as a REIT under the REIT Provisions of the Code, no director, officer, employee, agent or independent contractor of the Corporation shall be liable for any act or omission resulting in the loss of tax benefits under the Code.

Section 4.  SPECIFIC INVESTMENTS.  Pending investment or reinvestment of the Corporation's assets in the type of investments described in Article VII, Section 1, the Corporation may invest its assets in investments such as:  (a) United States government securities, (b) bankers' acceptances, (c) certificates of deposit, (d) bank repurchase agreements covering securities of the United States government or governmental agencies, (e) commercial paper rated A-1 (or the equivalent) or better by Moody's Investors Services, Inc. or any other nationally-recognized rating agency, (f) interest-bearing time deposits in banks and thrift institutions, (g) money market funds, (h) mortgage-backed or related securities issued or guaranteed by the United States government or its agencies, (i) debt securities or equity securities collateralized by debt securities rated A-1 (or the equivalent) or better by Moody's Investors Services, Inc. or any other nationally-recognized rating agency, (j) other short- or medium-term liquid investments or hybrid debt/equity securities approved by the Board, or (k) any combination of the foregoing investments.

Section 5.  RESERVES.  The Corporation may retain, as a permanent reserve, such funds as the Board deems reasonable, in cash and in the types of investments described in Section 4 of this Article VII.

Section 6.  INVESTMENT RESTRICTIONS.  The Corporation shall not:  (a) invest in foreign currency, bullion, commodities or commodity future contracts; (b) invest in contracts for the sale of real estate; (c) engage in underwriting or the agency distribution of securities issued by others; (d) issue "redeemable securities" (as defined in Section 2(a)(32) of the Investment Company Act of 1940, as amended), "face amount certificates of the installment type" (as defined in Section 2(a)(15) thereof) or "periodic payment plan certificates" (as defined in Section 2(a)(27) thereof); or (e) engage in short sales or trading activities in securities, except for purposes of hedging the Company's short-term investments and obligations.

Section 7.  RESTRICTIONS UPON DEALINGS BETWEEN THE CORPORATION AND INTERESTED PARTIES.

(a) General Restrictions.  Except as provided in this Section 7, the Corporation shall not engage in a transaction described in this Section 7 with any director, officer, any advisor, any person owning or controlling 10% or more of any class of the Corporation's outstanding voting securities, or any Affiliate of any of the aforementioned (individually, the "Interested Party" and collectively, the "Interested Parties"), except in compliance with the restrictions contained in this Section 7.  Any transaction between the Corporation and any of the Interested Parties made in compliance with the requirements of this Section 7 shall be valid notwithstanding such relationship, and such Interested Party shall not be under any disability from or have any liability as a result of entering into any such transaction with the Corporation.

(b) Sales to the Corporation.  Except as provided in this Paragraph (b), the Corporation shall not purchase property from any of the Interested Parties unless, after disclosure to the Board of the interest of the Interested Party in the proposed transaction, a majority of directors not otherwise interested in such transaction (including a majority of the Independent Directors) has in good faith determined that (x) the property is being offered to the Corporation upon terms fair and commercially reasonable to the Corporation and at a price not greater than the cost of such asset to the selling party or its Appraised Value, and (y) the cost of such property and any improvements thereof is clearly established at the time of the proposed transaction and, regardless of such property's Appraised Value, if such cost is less than the price to be paid by the Corporation, some material change has occurred to the property which would increase its value after the selling party acquired an interest therein.  The passage of time, increases in gross revenues, substantial repairs, rehabilitation or improvements, and the receipt of permits, consents, approvals, licenses and other authorizations from governmental agencies or bodies, may be regarded as events increasing the value of the property and supporting a price in excess of the selling entity's costs.

(c) Sales by the Corporation.  The Corporation shall not sell property to any Interested Parties, unless the interest of any such Interested Party in such proposed transaction has been disclosed to the Board and a majority of directors not otherwise interested in such transaction (including a majority of the Independent Directors) have determined in good faith that the transaction is fair, competitive and commercially reasonable to the Corporation and on terms and conditions not less favorable than the terms and conditions that would have been made available from unaffiliated third parties.

(d) Loans to the Corporation.  The Corporation shall not borrow funds from any of the Interested Parties unless, after disclosure to the Board of the interest of the Interested Party in the proposed transaction, a majority of directors not otherwise interested in such transaction (including a majority of the Independent Directors) have determined in good faith that the transaction is fair, competitive and commercially reasonable to the Corporation and on terms and conditions no less favorable to the Corporation than loans between unaffiliated lenders and borrowers under the same circumstances.

Section 8.  CORPORATION'S RIGHT TO BORROW FUNDS.  Subject to the restrictions contained in this Section 8, the Corporation may, at any time, at the discretion of the Board, create, incur, assume, guarantee, extend the maturity of or otherwise become liable with respect to any Indebtedness, on a secured or unsecured basis, and in connection therewith execute, issue and deliver promissory notes, commercial paper, notes, debentures, bonds and other debt obligations (which may be convertible into shares of capital stock or other equity interests or be issued together with warrants to acquire shares of capital stock or other equity interests).

Section 9.  PURSUIT OF ANCILLARY SERVICES.

(a) The Corporation may provide any Ancillary Services to its tenants or others as long as the Board believes in good faith that the Corporation's pursuit of such Ancillary Services would not jeopardize the Corporation's qualification as a REIT under the Code.

(b) In the event that the Corporation's pursuit of one or more of the Ancillary Services might jeopardize the qualification of the Corporation as a REIT under the Code, the Corporation may, in lieu of offering such Ancillary Services directly: (i) Restructure the manner in which such Ancillary Services are offered to the Corporation's tenants or others, alter the pricing of other Ancillary Services or take such other action as the Corporation deems necessary; (ii) Invest in one or more other entities which directly provide the Ancillary Services to the Corporation's tenants or others; or (iii) Permit others, including Interested Parties, to offer the Ancillary Services to the Corporation's customers or others or to use the Corporation's properties as a site for offering such services, if such permission is granted in compliance with the terms of Paragraph (c) of this Section 9; provided, however, that, in each such instance, the Board has received an opinion from tax counsel or a ruling from the IRS that such action, subject to the qualifications and restrictions imposed by the Board, and such other assumptions as the Board may reasonably establish, would not disqualify the Corporation from taxation as a REIT under the Code.

(c) The Corporation may permit one or more third parties in addition to an Advisor (including entities in which a director, officer or an Affiliate thereof has an interest), to offer Ancillary Services to its customers or others, or to use the Corporation's properties as a site for offering such Ancillary Services, if the Board has in good faith made the following determinations:  (i) The Corporation does not wish, or consider it advisable, to offer the Ancillary Services directly to its tenants or others or has determined that rendering such Ancillary Services would jeopardize the qualification of the Corporation as a REIT under the Code; (ii) Permitting others to render such Ancillary Services would likely increase the rental revenues or other income derived from the ownership of the Corporation's properties, enhance the competitiveness of the Corporation or otherwise provide economic benefits, directly or indirectly, to the Corporation; and (iii) The party or parties rendering the Ancillary Services are competent to do so, have experience in rendering such Ancillary Services and have entered into a written contract with the Corporation with respect to the provision of the Ancillary Services, having terms and conditions deemed fair and equitable by the Board.

Section 10.  INVESTMENT IN CORPORATION'S SHARES.  The Corporation may, at any time, at the discretion of the Board, invest in any class or series of the Common Stock or Preferred Stock, or in any of its promissory notes, commercial paper, notes, debentures, bonds or other debt obligations, for the purpose of supporting the value of any such securities or for any other purpose.

ARTICLE VIII

INDEPENDENT ACTIVITIES

Section 1.  SHARES HELD BY DIRECTORS AND OFFICERS.  Any director or officer may acquire, own, hold and dispose of shares of capital stock in the Corporation, for his or her individual account, and may exercise all rights of a stockholder to the same extent and in the same manner as if he or she were not a director or officer.

Section 2.  BUSINESS INTERESTS AND INVESTMENTS OF DIRECTORS.  Subject to the limitations contained in this Section 2, any director who is not an officer of the Corporation may have personal business interests and may engage in personal business activities, which interests and activities may include the acquisition, syndication, holding, management, operation or disposition, for his or her own account or for the account of others, of interests in real property or persons engaged in the real estate business, even if the same directly compete with the actual business being conducted by the Corporation, and is not required to present to the Corporation any business opportunity which comes to him or her even though such opportunity is within the Corporation's investment policies.

Section 3.  OTHER BUSINESS RELATIONSHIPS OF DIRECTORS.  Subject to the provisions of Article VII, any director or officer may be interested as a trustee, officer, director, stockholder, partner, member, advisor or employee, or otherwise have a direct or indirect interest in any person who may be engaged to render advice or services to the Corporation, and may receive compensation from such person as well as compensation as a director, officer or otherwise hereunder, and no such activity shall be deemed to conflict with his or her duties and powers as a director or officer.

ARTICLE IX

GENERAL PROVISIONS

Section 1.  DIVIDENDS.  Dividends and other distributions upon the stock of the Corporation may be authorized by the Board, subject to the provisions of law and the Charter.  Dividends and other distributions may be paid in cash, property or stock of the Corporation, subject to the provisions of law and the Charter.

Section 2.  PAYMENT OF DIVIDENDS; DIRECTORS' DISCRETION TO ESTABLISH RESERVES.  Before payment of any dividends or other distributions, there may be set aside out of any assets of the Corporation available for dividends or other distributions such sum or sums as the Board may from time to time, in its absolute discretion, think proper as a reserve fund for contingencies, for equalizing dividends, for repairing or maintaining any property of the Corporation or for such other purpose as the Board shall determine, and the Board may modify or abolish any such reserve.

Section 3.  DUTIES.  Any distribution of income or capital assets of the Corporation to stockholders will be accompanied by a written statement disclosing the source of the funds distributed.  If, at the time of distribution, this information is not available, a written explanation of the relevant circumstances will accompany the distribution and a written statement disclosing the source of funds distributed will be sent to the stockholders not later than sixty (60) days after the close of the fiscal year in which the distribution was made.

Section 4.  CORPORATE SEAL.  The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Maryland."  Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.  Whenever the Corporation is permitted or required to affix its seal to a document, it shall be sufficient to meet the requirements of any law, rule or regulation relating to a seal to place the word "(SEAL)" adjacent to the signature of the person authorized to execute the document on behalf of the Corporation.

Section 5.  ANNUAL STATEMENT.  The Board shall cause an annual report to be sent to the stockholders not later than one hundred twenty (120) days after the close of the fiscal year adopted by the Corporation.  This report shall be sent at least thirty (30) days before the annual meeting of stockholders to be held during the next fiscal year and in the manner specified in Section 5 of this Article IX for giving notice to stockholders of the Corporation.  The annual report shall contain financial statements prepared in accordance with generally accepted accounting principles which are audited and reported on by independent certified public accountants.  If the Corporation engages an Advisor to administer its affairs, the annual report shall include the aggregate amount of advisory fees and the aggregate amount of other fees paid to the Advisor and its Affiliates, including fees or charges paid to the Advisor and its Affiliates by third parties doing business with the Corporation.

Section 6.  FISCAL YEAR.  The Board shall have the power, from time to time, to fix the fiscal year of the Corporation by a duly adopted resolution.

Section 7.  CONTRACTS.  The Board may authorize any officer or agent to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the Corporation and such authority may be general or confined to specific instances.  Any agreement, deed, mortgage, lease or other document shall be valid and binding upon the Corporation when duly authorized or ratified by action of the Board and executed by an authorized person.

Section 8.  CHECKS AND DRAFTS.  All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or agent of the Corporation in such manner as shall from time to time be determined by the Board.

Section 9.  DEPOSITS.  All funds of the Corporation not otherwise employed shall be deposited or invested from time to time to the credit of the Corporation as the Board, the Chief Executive Officer, the President, the Chief Financial Officer, or any other officer designated by the Board may determine.

ARTICLE X

INDEMNIFICATION AND ADVANCES FOR EXPENSES

To the maximum extent permitted by Maryland law in effect from time to time, the Corporation, without requiring a preliminary determination of the ultimate entitlement to indemnification, shall indemnify and shall pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any individual who is a present or former director or officer of the Corporation and who is made or threatened to be made a party to, or witness in, the proceeding by reason of his or her service in that capacity or (b) any individual who, while a director or officer of the Corporation and at the request of the Corporation, serves or has served another corporation, real estate investment trust, partnership, limited liability company, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner, trustee, member or manager of such corporation, real estate investment trust, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise and who is made or threatened to be made a party to, or witness in, the proceeding by reason of his or her service in that capacity.  The rights to indemnification and advance of expenses provided by the Charter and these Bylaws shall vest immediately upon election of a director or officer.  The Corporation may, with the approval of its Board, provide such indemnification and advance for expenses to a person who served a predecessor of the Corporation in any of the capacities described in (a) or (b) above and to any employee or agent of the Corporation or a predecessor of the Corporation.

Neither the amendment nor repeal of this Article, nor the adoption or amendment of any other provision of the Charter or these Bylaws inconsistent with this Article, shall apply to or affect in any respect the applicability of the preceding paragraph with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.  The indemnification and payment or reimbursement of expenses provided in these Bylaws shall not be deemed exclusive of or limit in any way other rights to which any person seeking indemnification or payment or reimbursement of expenses may be or may become entitled under any bylaw, resolution, insurance, agreement or otherwise.

ARTICLE XI

WAIVER OF NOTICE

Whenever any notice is required to be given pursuant to the Charter or these Bylaws or pursuant to applicable law, a waiver thereof in writing or by electronic transmission, given by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.  Neither the business to be transacted at nor the purpose of any meeting need be set forth in the waiver of notice, unless specifically required by statute.  The attendance of any person at any meeting shall constitute a waiver of notice of such meeting, except where such person attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting has not been lawfully called or convened.

ARTICLE XII

AMENDMENT OF BYLAWS

The Board is vested with the power to adopt, alter or repeal any provision of these Bylaws and to adopt new Bylaws; provided, however, that Section 3 of Article IX (relating to the written statement the Corporation is required to furnish to stockholders), Article VII except for Section 8 thereof (relating to investment policy and restrictions), Section 5 of Article IX (relating to an annual report), and the definitions in Article I, to the extent that such definitions are to be used in any of the Sections cited in this Article XII (relating to amendments to the Bylaws), may not be amended, repealed or modified, or inconsistent provisions adopted with respect thereto, without the affirmative vote of stockholders entitled to cast a majority of the votes entitled to be cast on the matter.  In addition, pursuant to a binding proposal that is submitted to the stockholders for approval at a duly called annual meeting or special meeting of stockholders by a stockholder or group of no more than five stockholders:

                        (a)        each of which provides to the Secretary of the Corporation a timely notice of such proposal which satisfies the notice procedures and all other relevant provisions of Section 3 or Section 12 of Article III of these Bylaws and is otherwise permitted by applicable law (the "Notice of Bylaw Amendment Proposal"),

                        (b)        that Owned at least one percent or more of the shares of Common Stock outstanding from time to time continuously for at least one year as of both the date the Notice of Bylaw Amendment Proposal is delivered or mailed to and received by the Secretary of the Corporation in accordance with Section 3 or Section 12 of Article III of these Bylaws and the close of business on the record date for determining the stockholders entitled to vote at such annual meeting or special meeting of stockholders, and

                        (c)        that continuously Owns such shares of Common Stock through the date of such annual meeting or special meeting of stockholders (and any postponement or adjournment thereof), the stockholders shall have the power, by the affirmative vote of a majority of all votes entitled to be cast on the matter, to alter or repeal any provision of these Bylaws and to adopt new Bylaw provisions, except that the stockholders shall not have the power to alter or repeal Article X or this Article XII or adopt any provision of these Bylaws inconsistent with Article X or this Article XII without the approval of the Board of Directors.

As used in this Article XII, the term "Owned" has the meaning given thereto in Section 15 of Article III of these Bylaws, except that any references to an "Eligible Stockholder" or to the "Notice of Proxy Access Nomination" in the definition of "Owned" shall be deemed to be references to the stockholder or group of no more than five stockholders or to the Notice of Bylaw Amendment Proposal referred to in this Article XII.

ARTICLE XIII

MISCELLANEOUS

Section 1.  PROVISIONS IN CONFLICT WITH LAW OR REGULATIONS.  The provisions of these Bylaws are separable, and if the Board shall determine, with the advice of counsel, that any one or more of such provisions (the "Conflicting Provisions") are in conflict with the REIT Provisions of the Code, the MGCL or other applicable federal or Maryland laws and regulations, the Conflicting Provisions shall be deemed never to have constituted a part of these Bylaws; provided, however, that such determination of the directors shall not affect or impair any of the remaining provisions of these Bylaws or render invalid or improper any action taken or omitted (including, but not limited to, the election of directors) prior to such determination.  Such determination shall become effective when a certificate, signed by a majority of the directors setting forth any such determination and reciting that it was duly adopted by the directors, shall be filed with the books and records of the Corporation.  The directors shall not be liable for failure to make any determination under this Section 1 of Article XIII.  Nothing in this Section 1 shall in any way limit or affect the rights of the directors or the stockholders to amend these Bylaws.

Section 2.  RELIANCE UPON LEGAL ADVICE.  The directors, including the Independent Directors, may retain one or more legal counsel to assist them in making any determination required by them, or which they are permitted to make, pursuant to the terms of these Bylaws.  Such directors shall not be liable for any loss caused by or resulting from any action taken or omitted in reliance upon any legal opinion rendered by such counsel, so long as the selection of the legal counsel and reliance on the advice was in good faith.

In making any such determinations, the directors shall not, however, be obligated to follow the advice of any legal counsel engaged to advise them.

Section 3.  MARYLAND LAW TO GOVERN.  Unless the context requires otherwise, the general provisions, rules of construction and definitions in the MGCL shall govern the construction of these Bylaws.